Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174897, 333-197616, 333-212612, 333-222369, 333-228628, 333-233348, 333-250181, 333-258683, 333-259523, and 333-267943 on Form S-8, of NextTrip, Inc. of our report dated May 29, 2025, relating to our audit of the financial statements which appear in this Annual Report on Form 10-K of NextTrip, Inc. for the years ended February 28, 2025 and February 29, 2024.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

May 29, 2025